FOURTH AMENDMENT TO THE
                 SOUTHERN COMPANY EMPLOYEE STOCK OWNERSHIP PLAN

         WHEREAS, the Employee Stock Ownership Plan Committee ("Committee") heretofore adopted the amendment and restatement of The Southern Company Employee Stock Ownership Plan ("Plan"), effective as of January 1, 1997;

         WHEREAS, Southern Energy Resources, Inc. ("SERI"), an Employing Company under the Plan, will become the employer of certain individuals currently employed by Southern Company Energy Marketing, L.P. ("SCEM") following a reorganization of SCEM;

         WHEREAS, the Southern Company ("Southern") anticipates that in 2001 it will distribute pro rata to the Southern shareholders all of the stock of Southern Energy, Inc. ("SEI") held by Southern pursuant to a tax-free spin-off under Section 355 of the Internal Revenue Code;

         WHEREAS, in connection with such transaction, Southern and SEI have entered into an Employee Matters Agreement ("Agreement") to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters;

         WHEREAS, the Committee desires to amend the Plan to exclude the former employees of SCEM from participating in the Plan by virtue of their employment with SERI;

         WHEREAS, the Committee desires to amend the Plan to address the spin-off of SEI from Southern, including making such changes as are necessary pursuant to the Agreement;

         WHEREAS, the Committee desires to amend the Plan to make certain other technical changes and to reflect recent changes in the law; and

         WHEREAS, the Committee is authorized pursuant to Section 11.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of the dates indicated:

                                       1.

         Sections 2.14 and 2.15 of the Plan shall be eliminated in their entirety, effective as of January 1, 2001. Each subsequent Section in Article II shall remain as currently numbered until such time as the Plan is amended and restated.

                                       2.

         Section 2.20 of the Plan shall be amended to read as follows, effective as of December 22, 2000:

                  2.20 "Eligible Employee" shall mean an Employee who is employed by an Employing Company and (a) who was eligible to be included in the Plan on January 1, 1991, or (b) who is a regular full-time, regular part-time, or cooperative education employee other than:

                           (1) an Employee who is treated as such solely by
                  reason of the "leased employee" rules of Code Section 414(n) such that, pursuant to an agreement between an Employing Company and any other person, such individual has performed services for the Employing Company (or the Employing Company and related persons as described in Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services were performed under the primary direction or control of the Employing Company;

                           (2) any Employee who is represented by a collective
                  bargaining agent unless the representatives of his bargaining unit and the Employing Company mutually agree to participation in the Plan subject to its terms by members of his bargaining unit;

                           (3) an individual who is a cooperative education
                  employee and who first performs an Hour of Service on or after January 1, 1995;

                           (4) an individual who is classified by the Employing
                  Company as a temporary employee (who was not eligible to be included in the Plan on January 1, 1991) or an independent contractor, regardless of whether such classification is determined to be in error. Effective September 1, 1998, any individual classified by the Employing Company as a temporary employee shall be excluded from the Plan, regardless of any prior inclusion in the Plan and regardless of whether the "temporary employee" classification is determined to be in error;

                           (5) an Employee who is described in Section 3.8 of
                  the Plan; or

                           (6) an individual, who would otherwise be eligible to
                  participate in the Plan by virtue of his employment by SERI, but who (i) was an employee of SCEM on December 22, 2000, (ii) was hired by SERI on or after December 23, 2000, and who was a former employee of SCEM, or (iii) was hired by SERI on or after December 23, 2000, who is employed in the Americas Group and whose job function is indicated on Exhibit A attached hereto.

                                       3.

         Paragraph (6) of Section 2.20 of the Plan shall be amended to read as follows, effective as of the Group Status Change Date as defined in the
Agreement:

         (6)      an individual who is employed by SERI.

                                       4.

         Two new definition Sections shall be added to the Plan to read as follows, effective as of December 22, 2000:

                  2.53     "SCEM" shall mean Southern Company Energy Marketing,
                           L.P.

                  2.54     "SERI" shall mean Southern Energy Resources, Inc.

                                       5.

         Two new definition Sections shall be added to the Plan to read as follows, effective as of the Group Status Change Date as defined in the
Agreement:

                  2.55 "SEI" shall mean Southern Energy, Inc., any subsidiary of Southern Energy, Inc., or any successor thereto.

                  2.56     "SEI Stock" shall mean the common stock of SEI.

                                       6.

         A new sentence shall be added to Section 6.2 of the Plan to read as follows, effective as of January 1, 2000.

         Notwithstanding the foregoing, in no event shall a Participant who is employed by SCEM or SERI on December 31, 2000 receive an allocation of Common Stock for the Plan Year ending on such date.

                                       7.

         Section 6.3 of the Plan shall be amended to read as follows, effective as of January 1, 2000:

                    6.3 Section 415 Limitations. Notwithstanding any provision of the Plan to the contrary, the total Annual Additions allocated to the Account (and the accounts under all defined contribution plans maintained by an Affiliated Employer) of any Participant for any Limitation Year in accordance with Code Section 415 and the regulations thereunder, which are incorporated herein by this reference, shall not exceed the lesser of the following amounts:

                           (a) twenty-five percent (25%) of the Participant's
                  compensation (as defined in Code Section 415(c)(3) and any rulings and regulations thereunder) in the Limitation Year; or

                           (b) $30,000 (as adjusted pursuant to Code Section
                  415(d)(1)(C)).

                    The Annual Addition for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all employee contributions as an Annual Addition.

                                       8.

         Section 6.5 of the Plan shall be amended to read as follows, effective as of January 1, 2000:

                    6.5 Combination of Plans. If an Employee participates in more than one defined contribution plan maintained by an Affiliated Employer and his Annual Additions exceed the limitations of Section 6.3, corrective adjustments shall be made first under The Southern Company Employee Savings Plan and then, to the extent necessary, under The Southern Company Performance Sharing Plan and then, to the extent necessary, under this Plan.

                                       9.

         The second sentence of the second paragraph of Section 6.6 of the Plan shall be amended as follows, effective as of the Group Status Change Date as defined in the Agreement:

         Except as provided in Section 6.10, if a dividend or other distribution on the Common Stock allocated to a Participant's Account is of property other than cash or additional shares of Common Stock, the Trustee shall sell such property for an amount not less than its fair market value as determined by the Trustee and reinvest the proceeds of such sale in shares of Common Stock pursuant to this Section 6.6.

                                       10.

         A new Section 6.10 shall be added to the Plan to read as follows, effective as of the Group Status Change Date as defined in the Agreement:

                  6.10 Transfer of SEI Stock. Upon the distribution by the Southern Company to its shareholders of the SEI Stock held by the Southern Company pursuant to a tax-free spin-off under Code Section 355 or such similar transaction, all SEI Stock received by the Plan on behalf of a Participant shall be transferred to a "Transferred ESOP Account" established for such Participant under The Southern Company Employee Savings Plan. The transfer of SEI Stock shall be made contemporaneously with or as soon as administratively practicable following such transaction.

                                       11.

         The phrase ", as provided in regulations prescribed by the Secretary of the Treasury" shall be added to the end of the last sentence of Section 11.1 of the Plan, effective as of September 5, 2000.

                                       12.

         A new Section 11.4 shall be added to the Plan to read as follows, effective as of the Group Status Change Date as defined in the Agreement:

                  11.4 Transfer of Plan Assets. Notwithstanding any provision of the Plan to the contrary, upon the distribution by the Southern Company to its shareholders of the SEI Stock held by the Southern Company pursuant to a tax-free spin-off under Code Section 355 or such similar transaction, the Accounts of certain Participants may be transferred to a retirement plan established by SEI which is intended to constitute a qualified retirement plan under Code Section 401(a) pursuant to the Employee Matters Agreement entered into between the Southern Company and SEI ("Agreement"). The Participants whose Accounts shall be transferred, if any, shall be identified in accordance with the Agreement. The Committee shall determine the time of such transfers and shall establish such rules and procedures as its deems necessary or appropriate to effect the transfers, except that all actions with respect to the transfers shall be taken in a manner consistent with the Agreement.

                                       13.

         Section 12.4 of the Plan shall be deleted in its entirety, effective as of January 1, 2000.

                                       14.

         Southern Energy Resources, Inc. shall be removed as an Employing Company in Appendix A of the Plan, effective as of the Group Status Change Date as defined in the Agreement.

                                       15.

         Except as amended herein by this Fourth Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Fourth Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through the duly authorized members of the Employee Stock Ownership Plan Committee, has adopted this Fourth Amendment to The Southern Company Employee Stock Ownership Plan this ____ day of ___________________, 2000.

                                     EMPLOYEE STOCK OWNERSHIP  PLAN COMMITTEE: